As filed with the Securities and Exchange Commission on June 14, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Wireless Ronin Technologies, Inc.
(Name of Small Business Issuer in Its Charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	7373 (Primary Standard Industrial Classification Code Number)	41-1967918 (I.R.S. Employer Identification No.)
14700 Martin Drive
Eden Prairie, Minnesota 55344
(952) 564-3500
(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)
Jeffrey C. Mack
Chairman of the Board of Directors, Chief Executive Officer and President
Wireless Ronin Technologies, Inc.
14700 Martin Drive, Eden Prairie, Minnesota 55344
(952) 564-3500
(Name, Address and Telephone Number for Agent For Service)

Copies to:

Avron L. Gordon, Esq. Brett D. Anderson, Esq. Alec C. Sherod, Esq. Briggs and Morgan, P.A. 2200 IDS Center, 80 South 8th Street Minneapolis, Minnesota 55402 (612) 977-8400 (phone) (612) 977-8650 (fax)	William M. Mower, Esq. Alan M. Gilbert, Esq. Maslon Edelman Borman & Brand, LLP 90 South 7th Street, Suite 3300 Minneapolis, Minnesota 55402 (612) 672-8200 (phone) (612) 672-8397 (fax)

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☑ Registration No. 333-142999
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐
     If any securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities	Amount to be	Proposed maximum offering	Proposed maximum aggregate	Amount of
to be registered	registered (1)	price per share(2)	offering price (2)(3)	registration fee (4)
Common Stock, $0.01 par value	690,000 shares	$7.03	$4,850,700	$148.92

(1)	Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form SB-2 (File No. 333-142999).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sale prices for such stock on June 12, 2007, as reported by the NASDAQ Capital Market.

(3)	In accordance with Rule 462(b) promulgated under the Securities Act an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement on Form SB-2 (File No. 333-142999), as amended, is hereby registered.

(4)	Represents the registration fee only for the additional number of shares being registered. A filing fee of $1,231.69 was previously paid for the securities that the Registrant previously registered on the Registration Statement on Form SB-2 (File No. 333-142999).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND
EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SIGNATURES
INDEX TO EXHIBITS
Underwriting Agreement
Opinion of Briggs and Morgan, Professional Association
Consent of Virchow, Krause & Company, LLP

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     We are filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form SB-2 (File No. 333-142999), originally filed by us with the Commission on May 16, 2007, and subsequently amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. It is being filed for the sole purpose of registering an additional 690,000 shares of common stock pursuant to Rule 462(b) and these additional shares do not represent more than 20% of the maximum aggregate offering price set forth for each class of securities in the “Calculation of Registration Fee” table in the registration statement on Form SB-2 (File No. 333-142999), as amended.
     The information in the registration statement on Form SB-2 (File No. 333-142999), as amended by Pre-Effective Amendment No. 2 thereto filed with the Commission on June 13, 2007, is incorporated by reference into this Registration Statement. The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

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SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned in the City of Eden Prairie, State of Minnesota, on June 14, 2007.

WIRELESS RONIN TECHNOLOGIES, INC.
By:	/s/ Jeffrey C. Mack
Jeffrey C. Mack
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Jeffrey C. Mack and John A. Witham, each or either of them, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person, herby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Mack	Chairman of the Board,	June 14, 2007

Jeffrey C. Mack	President, Chief Executive Officer
and Director (Principal
Executive Officer and Director)

/s/ John A. Witham	Executive Vice President and	June 14, 2007

John A. Witham	Chief Financial Officer
(Principal Financial Officer)

/s/ Brian S. Anderson	Vice President and Controller	June 14, 2007

Brian S. Anderson	(Principal Accounting Officer)

/s/ Dr. William F. Schnell	Director	June 14, 2007

Dr. William F. Schnell

Carl B. Walking Eagle Sr.	Director	June 14, 2007

/s/ Gregory T. Barnum	Director	June 14, 2007

Gregory T. Barnum

/s/ Thomas J. Moudry	Director	June 14, 2007

Thomas J. Moudry

/s/ Brett A. Shockley	Director	June 14, 2007

Brett A. Shockley

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INDEX TO EXHIBITS

Exhibit
Number	Description

1	Underwriting Agreement by and between the Registrant, ThinkEquity Partners, Feltl and Company and Spirit Lake Tribe.

5	Opinion of Briggs and Morgan, Professional Association.

23.1	Consent of Virchow, Krause & Company, LLP.

23.2	Consent of Briggs and Morgan, Professional Association (included in Exhibit 5).

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